Exhibit 99.1

Workhorse Group Inc

Pro-forma Balance Sheet

December 31, 2015

Assets
Current assets
Cash and cash equivalent	150,000
Investments	5,475,897
Inventory	2,304,996
Accounts Receivable	–
Prepaid expenses and deposits	1,086,987
Total	9,017,880
Property, plant and equipment, net	4,157,618
13,175,498
Liabilities and Stockholders' Equity	–
Current liabilities	–
Accounts payable	418,255
Accrued Liabilities	924,188
Accounts payable, related parties	–
Notes payable	–
Shareholder advances	–
Credit Line	–
Warranty	9,000
Current portion of long-term debt	2,772,500
Total	4,123,943
Long-term debt	–
Stockholders' equity	–
Common Stock	175,990
Additional paid-in capital	33,048,456
New capital	13,534,426
Stock based compensation	6,357,284
Retained earnings	(42,573,696)
Current year earnings	(1,490,904)
Total	9,051,556
13,175,498